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                                  EXHIBIT 3.2

                           CERTIFICATE OF ELIMINATION

         FILED PURSUANT TO SECTION 151 OF THE GENERAL CORPORATION LAW OF
                              THE STATE OF DELAWARE

         Maxim Pharmaceuticals, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Company"),

DOES HEREBY CERTIFY:

         1. Attached hereto as Exhibit A is a true and complete copy of the resolutions duly adopted by the Board of Directors of the Company on February 25, 2000, relating to the issuance of Series A and Series B Convertible Preferred Stock (the "Preferred Stock") and their respective Certificates of Designations filed with the Secretary of State of the State of Delaware.

         2. This Certificate of Elimination shall be effective upon its filing.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 29 day of February, 2000.

                                    By:   /s/ DALE A. SANDER
                                          -------------------------------
                                          Name:    Dale A. Sander
                                          Title:   Chief Financial Officer, Vice
                                                   President, Finance and
                                                   Secretary


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                                                                       EXHIBIT A

                    RESOLUTIONS OF THE BOARD OF DIRECTORS OF
                   MAXIM PHARMACEUTICALS, INC. RELATING TO THE
            STATUS OF THE SERIES A AND SERIES B CONVERTIBLE PREFERRED
                                      STOCK

                                FEBRUARY 25, 2000

         WHEREAS, the Board of Directors of Maxim Pharmaceuticals, Inc. (the "Company") authorized the issuance of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock (together, the "Preferred Stock") having the terms set forth in the Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series A and Series B Convertible Preferred Stock (the "Certificates") which were filed in the office of the Secretary of State of the State of Delaware on July 23, 1999 and November 3, 1999, respectively; and

         WHEREAS, the Company has exercised its right to convert the Preferred Stock into Common Stock in accordance with the terms of the Certificates;

         NOW THEREFORE BE IT RESOLVED, that none of the shares of authorized Series A Preferred Stock or Series B Preferred Stock remain outstanding;

         FURTHER RESOLVED, that no additional shares of Series A Preferred Stock or Series B Preferred Stock shall be issued pursuant to the Certificates;

         FURTHER RESOLVED, that that the proper officers of the Company be, and each of them hereby is, authorized, empowered and directed, on behalf of the Company and in its name, to file a certificate with the Secretary of State of the State of Delaware, which shall have the effect of eliminating all matters set forth in the Certificates from the Company's Certificate of Incorporation;

         FURTHER RESOLVED, that the shares of the Series A Preferred Stock and the Series B Preferred Stock shall resume the status of authorized but unissued shares of preferred stock;

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         FURTHER RESOLVED, that the proper officers of the Company are authorized to take such actions as they deem necessary and desirable for the purposes of implementing the foregoing resolutions; and

         FURTHER RESOLVED, that the proper officers of the Company for the purposes of these resolutions are hereby declared to be the Chairman of the Board, President and Chief Executive Officer; and the Chief Financial Officer, Vice President, Finance and Secretary; that any action authorized to be taken by the proper officers may be taken by any proper officer acting alone; and that the Secretary is authorized to attest to, and affix the Company's seal on any document.